EXHIBIT 21.1

EX-21.1 LIST OF SUBSIDIARIES

CATALENT PHARMA SOLUTIONS, INC. SUBSIDIARIES

(AS OF JUNE 30, 2011)

NAME (STATE OF ORGANIZATION)

WHOLLY OWNED SUBSIDIARIES OF CATALENT PHARMA SOLUTIONS, INC.

1.	Allcaps Weichgelatinekapseln GmbH & Co. KG (GERMANY)
2.	Allcaps Weichgelatinekapseln Verwaltungs GmbH (GERMANY)
3.	Catalent Argentina S.A.I.C. (ARGENTINA)
4.	Catalent Australia Holding Pty Ltd. (AUSTRALIA)
5.	Catalent Australia Pty Ltd. (AUSTRALIA)
6.	Catalent Belgium Holding S.A. (BELGIUM)
7.	Catalent Belgium S.A. (BELGIUM)
8.	Catalent Brasil Ltda. (BRAZIL)
9.	Catalent Canada, Inc. (CANADA)
10.	Catalent Cosmetics AG (SWITZERLAND)
11.	Catalent France Beinheim S.A. (FRANCE)
12.	Catalent France Limoges Holding S.A.S. (FRANCE)
13.	Catalent France Limoges S.A.S. (FRANCE)
14.	Catalent Germany Holding II GmbH (GERMANY)
15.	Catalent Germany Holding III GmbH (GERMANY)
16.	Catalent Germany Schorndorf GmbH (GERMANY)
17.	Catalent Italy Holding S.r.l. (ITALY)
18.	Catalent Italy S.p.A. (ITALY)
19.	Catalent Japan K.K. (JAPAN)
20.	Catalent Netherlands Holding B.V. (NETHERLANDS)
21.	Catalent Pharma Solutions, LLC (DELAWARE)
22.	Catalent Pharma Solutions GmbH (SWITZERLAND)
23.	Catalent Pharma Solutions Limited (UNITED KINGDOM)
24.	Catalent PR Humacao, Inc. (PUERTO RICO)
25.	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)
26.	Catalent U.K. Swindon Encaps Limited (UNITED KINGDOM)
27.	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)
28.	Catalent U.K. Packaging Holding Limited (UNITED KINGDOM)
29.	Catalent U.K. Packaging Limited (UNITED KINGDOM)
30.	Catalent USA Packaging, LLC (DELAWARE)
31.	Catalent USA Paintball, Inc. (DELAWARE)
32.	Catalent USA Woodstock, Inc. (ILLINOIS)
33.	Catalent US Holding I, LLC (DELAWARE)
34.	Catalent US Holding II, LLC (DELAWARE)
35.	Catalent Uruguay S.A. (URUGUAY)
36.	F&F Holding GmbH (GERMANY)
37.	Glacier Corporation (VERMONT)
38.	R.P. Scherer DDS B.V. (NETHERLANDS)
39.	R.P. Scherer GmbH & Co. KG (GERMANY)*
40.	R.P. Scherer Technologies, LLC (NEVADA)
41.	R.P. Scherer Verwaltungs GmbH (GERMANY)*
42.	Top Shot Publishers Limited (IRELAND)

*	indicates presence of third party minority interest